EXECUTION COPY


===========================================================================


















                        AGREEMENT AND PLAN OF MERGER




                         dated as of June 18, 2001




                                  between




                         INDUS ACQUISITION COMPANY



                                    and



                                AMTRAN, INC.







=========================================================================

                             TABLE OF CONTENTS



                                                                       Page
                                 ARTICLE I

                                 The Merger

SECTION 1.01.  The Merger.................................................2
SECTION 1.02.  Closing....................................................2
SECTION 1.03.  Effective Time.............................................2
SECTION 1.04.  Effects....................................................3
SECTION 1.05.  Articles of Incorporation and Bylaws.......................3
SECTION 1.06.  Directors..................................................3
SECTION 1.07.  Officers...................................................3


                                 ARTICLE II

                     Effect on the Capital Stock of the
             Constituent Corporations; Exchange of Certificates

SECTION 2.01.  Effect on Capital Stock....................................3
SECTION 2.02.  Exchange of Certificates...................................4


                                ARTICLE III

               Representations and Warranties of the Company

SECTION 3.01.  Organization, Standing and Power............................7
SECTION 3.02.  Capital Structure...........................................7
SECTION 3.03.  Authority; Execution and Delivery; Enforceability...........9
SECTION 3.04.  No Conflicts; Consents.....................................10
SECTION 3.05.  SEC Documents; Undisclosed Liabilities.....................11
SECTION 3.06.  Brokers; Schedule of Fees and Expenses.....................12
SECTION 3.07.  Opinion of Financial Advisor...............................12


                                 ARTICLE IV

                   Representations and Warranties of Sub

SECTION 4.01.  Organization, Standing and Power...........................13
SECTION 4.02.  Sub........................................................13
SECTION 4.03.  Authority; Execution and Delivery Enforceability...........13
SECTION 4.04.  No Conflicts; Consents.....................................13
SECTION 4.05.  Brokers....................................................14
SECTION 4.06.  Financing..................................................14

                                 ARTICLE V

                 Covenants Relating to Conduct of Business

SECTION 5.01.  Conduct of Business........................................15

                                 ARTICLE VI

                           Additional Agreements

SECTION 6.01.  Preparation of Proxy Statement; Shareholders Meeting......17
SECTION 6.02.  Access to Information; Confidentiality....................18
SECTION 6.03.  Reasonable Best Efforts; Notification.....................18
SECTION 6.04.  Stock Options.............................................20
SECTION 6.05.  Indemnification...........................................22
SECTION 6.06.  Fees and Expenses.........................................22
SECTION 6.07.  Public Announcements......................................23
SECTION 6.08.  Transfer Taxes............................................23
SECTION 6.09.  Shareholder Litigation....................................23
SECTION 6.10.  Information Supplied......................................23


                                ARTICLE VII

                            Conditions Precedent

SECTION 7.01.  Conditions to Each Party's Obligation to Effect
               the Merger...............................................24
SECTION 7.02.  Conditions to Obligations of Sub.........................25
SECTION 7.03.  Conditions to Obligations of the Company.................26


                                ARTICLE VIII

                     Termination, Amendment and Waiver

SECTION 8.01.  Termination..............................................27
SECTION 8.02.  Effect of Termination....................................29
SECTION 8.03.  Amendment................................................29
SECTION 8.04.  Extension; Waiver........................................29
SECTION 8.05.  Procedure for Termination, Amendment, Extension
               or Waiver................................................29


                                 ARTICLE IX

                             General Provisions

SECTION 9.01.  Nonsurvival of Representations and Warranties............30
SECTION 9.02.  Notices..................................................30
SECTION 9.03.  Definitions..............................................31
SECTION 9.04.  Interpretation...........................................31
SECTION 9.05.  Severability.............................................32
SECTION 9.06.  Counterparts.............................................32
SECTION 9.07.  Entire Agreement; No Third-Party
               Beneficiaries............................................32

SECTION 9.08.  Governing Law............................................32
SECTION 9.09.  Assignment...............................................32
SECTION 9.10.  Enforcement..............................................33
SECTION 9.11.  Obligations of JGM.......................................33


Exhibit A -- Plan of Merger

                         AGREEMENT AND PLAN OF MERGER dated as of June 18,
                    2001, between INDUS ACQUISITION COMPANY, an Indiana corporation ("Sub"), and AMTRAN, INC., an Indiana corporation (the "Company").


          WHEREAS, as of the date hereof, J. George Mikelsons ("JGM") owns 8,271,200 shares of the common stock, without par value, of the Company (the "Company Common Stock");

          WHEREAS the respective Boards of Directors of Sub and the Company have approved the merger (the "Merger") of Sub into the Company, on the terms and subject to the conditions set forth in this Agreement, whereby
(a) each issued share of Company Common Stock not owned by JGM, Sub or the Company, shall be converted into the right to receive from the Surviving Corporation $23.00 in cash, without interest, and (b) each issued share of Series A1 Preferred Stock, without par value, of the Company (the "Series A1 Preferred Stock") and Series B Preferred Stock, without par value, of the Company (the "Series B Preferred Stock" and, together with the Series A1 Preferred Stock, the "Company Preferred Stock", and the Company Preferred Stock, together with the Company Common Stock, the "Company Capital Stock"), shall remain outstanding;

          WHEREAS the Company has entered into a Purchase and Voting Agreement dated as of May 16, 2001 (the "ILFC Agreement" and, together with this Agreement, the "Transaction Agreements"), with International Lease Finance Corporation, a California corporation ("ILFC"), and which was approved by the Board of Directors of the Company (the "Company Board") on the date hereof pursuant to which (i) the Company will amend Article XII (the "ILFC Amendment") of the Company Charter (as defined in Section 3.02), subject to receipt of the requisite shareholder approval, immediately prior to the Effective Time (as defined in Section 1.03) to modify certain terms of the Series B Preferred Stock to reflect the fact that following the Merger the Company will be private, (ii) ILFC has agreed to vote its shares of Series B Preferred Stock in favor of the ILFC Amendment and (iii) the Company has agreed to repurchase between 5 and 10% of ILFC's shares of Series B Preferred Stock, with the amount to be repurchased to be determined by the Company; and

          WHEREAS Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.


          NOW, THEREFORE, the parties hereto agree as follows:


                                 ARTICLE I

                                 The Merger

          SECTION 1.01. The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Indiana Business Corporation Law (the "IBCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.03). At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation").

          SECTION 1.02. Closing. The closing (the "Closing") of the Merger shall take place at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019 at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by Law (as defined in Section 3.04(a)), waiver by all parties) of the conditions set forth in
Section 7.01, or, if on such day any condition set forth in Section 7.02 or
7.03 has not been satisfied (or, to the extent permitted by Law, waived by the party or parties entitled to the benefits thereof), as soon as practicable after all the conditions set forth in Article VII have been satisfied (or, to the extent permitted by Law, waived by the parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed in writing between Sub and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

          SECTION 1.03. Effective Time. Prior to the Closing, the Company shall prepare, and on the Closing Date or as soon as practicable thereafter the Company shall file with the office of the Secretary of State of the State of Indiana, articles of merger, including the plan of merger contained in Exhibit A (the "Plan of Merger"), or other appropriate documents (in any such case, the "Articles of Merger") executed in accordance with the relevant provisions of the IBCL and shall make all other filings or recordings required under the IBCL. The Merger shall become effective at such time as the Articles of Merger are duly filed with such Secretary of State, or at such other time as Sub and the Company shall agree and specify in the Articles of Merger (the time the Merger becomes effective being the "Effective Time").

          SECTION 1.04. Effects. The Merger shall have the effects set forth in Section 40-6 of the IBCL.

          SECTION 1.05. Articles of Incorporation and Bylaws. (a) The Articles of Incorporation of the Company as in effect immediately prior to Effective Time, as amended by the ILFC Amendment, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

          (b) The Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

          SECTION 1.06. Directors. The directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          SECTION 1.07. Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.


                                 ARTICLE II

                     Effect on the Capital Stock of the
             Constituent Corporations; Exchange of Certificates

          SECTION 2.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Capital Stock or any shares of capital stock of Sub:

          (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, without par value, of the Surviving Corporation.

          (b) Cancelation of Treasury, JGM-Owned and Sub-Owned Stock. Each share of Company Common Stock that is owned by the Company, JGM, Sub or any other affiliate of JGM (other than any person who is deemed to be an affiliate of JGM by reason of such person's position as an officer or director of the Company (collectively, the "Excluded Affiliates")) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor. Each share of Company Common Stock that is owned by any subsidiary of the Company shall automatically be converted into one fully paid and nonassessable share of common stock, without par value, of the Surviving Corporation.

          (c) Conversion of Company Capital Stock. (1) Subject to
Section 2.01(b), each issued share of Company Common Stock shall be converted into the right to receive from the Surviving Corporation $23.00 in cash, without interest.

          (2) Each issued share of Company Preferred Stock shall remain outstanding.

          (3) The cash payable upon the conversion of shares of Company Common Stock pursuant to this Section 2.01(c) is referred to collectively as the "Merger Consideration". At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive Merger Consideration upon surrender of a Certificate in accordance with
Section 2.02, without interest.

          SECTION 2.02. Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time, Sub shall designate a bank or trust company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration upon surrender of Certificates. Promptly following the Effective Time, the Surviving Corporation shall provide to the Paying Agent cash in an amount sufficient to pay for the shares of Company Common Stock converted into the right to receive cash pursuant to Section 2.01(c) (such cash being hereinafter referred to as the "Exchange Fund"). All of the fees and expenses of the Paying Agent shall be borne by the Surviving Corporation.

          (b) Exchange Procedure. The Surviving Corporation shall cause the Paying Agent to mail promptly after the Effective Time (but, in any event, within five days after the Effective Time) to each holder of record of Certificates, (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of Certificates to the Paying Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancelation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.01(c), and the Certificate so surrendered shall forthwith be canceled; the Surviving Corporation shall enter into a paying agency agreement with the Paying Agent which provides that the Paying Agent shall promptly following any such surrender of Certificates (but, in any event, within three business days after the Paying Agent receives such Certificates) dispatch by mail payment of such amount to such holder. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate have been converted pursuant to Section 2.01(c). No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

          (c) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid upon surrender of a Certificate in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged for the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificates shall have been converted as provided in this Article II.

          (d) No Liability. None of Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund that is required under applicable Law to be delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (e) Investment of Exchange Fund. The Surviving Corporation shall direct the Paying Agent to invest any cash included in the Exchange Fund, as directed by the Surviving Corporation, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation.

          (f) Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold, as required by applicable Law, any applicable taxes from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement.

          (g) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, the holder of such lost, stolen or destroyed Certificate shall execute an affidavit of that fact upon request. The holder of any such lost, stolen or destroyed Certificate shall also deliver a reasonable indemnity against any claim that may be made against the Surviving Corporation or the Paying Agent with respect to the Certificate alleged to have been lost, stolen or destroyed. The affidavit and any indemnity which may be required hereunder shall be delivered to the Paying Agent, who shall be responsible for making payment for such lost, stolen or destroyed Certificate pursuant to the terms hereof.

          (h) Adjustment to Prevent Dilution. In the event that following the date hereof and prior to the Effective Time the Company changes the number of shares of Company Common Stock or securities convertible or exchangeable into or exercisable for shares of Company Common Stock, as the case may be, issued and outstanding by way of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, subdivision or other similar transaction, the amount of Merger Consideration payable with respect to a share of Company Common Stock shall be adjusted appropriately to provide to holders of shares of Company Common Stock the same economic effect contemplated by this Agreement prior to such change.

                                ARTICLE III

               Representations and Warranties of the Company

          The Company represents and warrants to Sub as follows:

          SECTION 3.01. Organization, Standing and Power. Each of the Company and each of its subsidiaries (the "Company Subsidiaries") is duly organized and validly existing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and could not reasonably be expected to have (i) a material adverse effect on the business, assets, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that any such effect resulting from (x) changes in United States or global economic or financial market conditions or (y) changes in United States generally accepted accounting principles, shall not be considered a Company Material Adverse Effect or (ii) a material adverse effect on the ability of the Company to perform its obligations under this Agreement, including the consummation of Merger and the other Transactions (a "Company Material Adverse Effect"). The Company and each Company Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary or the failure so to qualify has had or could reasonably be expected to have a Company Material Adverse Effect.

          SECTION 3.02. Capital Structure. The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock, 10,000,000 shares of preferred stock, without par value, of which 500 shares have been designated as Series A1 Preferred Stock and 300 shares have been designated as Series B Preferred Stock. At the close of business on June 14, 2001,
(i) 11,438,059 shares of Company Common Stock (including 2,500 shares of Company Common Stock issued as shares of restricted stock under the Company Stock Plans (as defined in Section 6.04)), 500 shares of Series A1 Preferred Stock and 300 shares of Series B Preferred Stock were issued and outstanding, (ii) 1,710,658 shares of Company Common Stock were held by the Company in its treasury and (iii) 2,880,251 shares of Company Common Stock were subject to outstanding Company Employee Stock Options (as defined in Section 6.04) and 6,950,000 shares of Company Common Stock were originally reserved for issuance pursuant to the Company Stock Plans. Except as set forth above and except for 1,914,486 shares of Company Common Stock reserved for issuance upon conversion of the outstanding shares of Series B Preferred Stock, at the close of business on June 14, 2001, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of Company Capital Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the IBCL, the Articles of Incorporation of the Company, as amended to the date of this Agreement (the "Company Charter"), the bylaws of the Company, as amended to the date of this Agreement (the "Company Bylaws"), or any Contract (as defined in Section 3.04) to which the Company is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Capital Stock may vote ("Voting Company Debt"). Except as set forth above and as provided in this Agreement, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (i) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or of any Company Subsidiary or any

Voting Company Debt, (ii) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or
(iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of Company Capital Stock. As of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary (other than the ILFC Agreement and this Agreement).

          SECTION 3.03. Authority; Execution and Delivery; Enforceability.
(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated by the Transaction Agreements (the "Transactions"). The execution and delivery by the Company of the Transaction Agreements and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject to the approval of the Plan of Merger, this Agreement, the Merger and the ILFC Amendment by the holders of the requisite number of outstanding shares of Company Common Stock and the approval of the ILFC Amendment by the holders of a majority of the outstanding shares of Series B Preferred Stock. The Company has duly executed and delivered each Transaction Agreement, and each Transaction Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

          (b) The Company Board, at a meeting duly called and held, acting on the recommendation of a special committee of the Company Board (the "Special Committee"), duly and unanimously adopted resolutions (i) approving this Agreement, the Merger, the ILFC Agreement, the ILFC Amendment and the other Transactions, (ii) determining that the terms of the Merger and the other Transactions are fair to and in the best interests of the Company and the holders of shares of the Company Common Stock (other than Sub and JGM), (iii) recommending that the Company's shareholders approve the Plan of Merger, this Agreement, the Merger and the ILFC Amendment and (iv) adopting the Plan of Merger. On June 15, 2001, the Company Board unanimously adopted a resolution approving the acquisition by Sub of beneficial ownership of 8,271,200 shares of Company Common Stock. Such resolutions are sufficient to render inapplicable to JGM,

Sub, this Agreement, the Merger and the other Transactions the restrictions on business combinations contained in Section 43-18 of the IBCL. To the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Company with respect to this Agreement, the Merger or any other Transaction.

          (c) The only class or series of Company Capital Stock that is entitled to vote to approve the Plan of Merger, this Agreement and the Merger is the Company Common Stock. The affirmative vote of a majority of the outstanding shares of the Company Common Stock and a majority of the outstanding shares of Series B Preferred Stock, voting as separate classes, is necessary to approve the ILFC Amendment.

          SECTION 3.04. No Conflicts; Consents. (a) Except as set forth in the letter, dated as of the date of this Agreement, from the Company to Sub (the "Company Disclosure Letter"), the execution and delivery by the Company of each Transaction Agreement do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company Bylaws or the comparable charter or organizational documents of any Company Subsidiary, (ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a "Contract") to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.04(b), any judgment, order or decree ("Judgment") or statute, law (including common law), ordinance, rule or regulation ("Law") applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses
(ii) and (iii) above, any such items that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

          (b) No consent, approval, license, permit, order, authorization or waiver ("Consent") of, or registration, declaration or filing with, or permit from, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of any Transaction Agreement or the consummation of the Merger and the other Transactions, other than (i) the filing with the Securities and Exchange Commission (the "SEC") of a Transaction Statement on Schedule 13E-3 (as amended from time to time, the "Schedule 13E-3"), (B) a proxy statement relating to the approval of the Plan of Merger, this Agreement, the Merger and the ILFC Amendment by the holders of shares of Company Common Stock (as amended from time to time, the "Proxy Statement") and (C) such reports under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with any Transaction Agreement, the Merger and the other Transactions, (ii) the filing of the Articles of Merger and the ILFC Amendment with the office of the Secretary of State of the State of Indiana and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iii) any filings required under the rules and regulations of the Department of Transportation (the "DOT"), (iv) compliance with and such filings as may be required under applicable environmental Laws, (v) such filings as may be required in connection with the taxes described in Section 6.08,
(vi) filings under any applicable state takeover Law and (vii) such other items that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

          SECTION 3.05. SEC Documents; Undisclosed Liabilities. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since January 1, 1999 (the "Company SEC Documents"). As of its respective date, each Company SEC
Document complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the
"Securities Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Company SEC Documents filed and publicly available prior to the date hereof (the "Filed Company SEC Documents"), neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto and that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

          SECTION 3.06. Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Dresdner Kleinwort Wasserstein, Inc., the fees of which will be paid by the Company, is entitled, prior to the Effective Time, to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of the Company. At the Effective Time, Salomon Smith Barney Inc. will become entitled to receive fees and expense reimbursement in connection with the Merger in consideration of its activities on behalf of JGM and Sub. The Company has furnished to Sub a true and complete copy of all agreements between the Company and Dresdner Kleinwort Wasserstein, Inc., relating to the Merger and the other Transactions.

          SECTION 3.07. Opinion of Financial Advisor. The Special Committee has received the opinion of Dresdner Kleinwort Wasserstein, Inc., dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Merger by the holders of Company Common Stock (other than Sub and JGM) is fair from a financial point of view, a signed copy of which opinion has been delivered to Sub.

                                 ARTICLE IV

                   Representations and Warranties of Sub

          Sub represents and warrants to the Company as follows:

          SECTION 4.01. Organization, Standing and Power. Sub is duly organized and validly existing under the laws of the jurisdiction in which it is organized and has full corporate power and authority to conduct its businesses as presently conducted.

          SECTION 4.02. Sub. (a) Since the date of its incorporation, Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

          (b) The authorized capital stock of Sub consists of 30,000,000 shares of common stock, without par value ("Sub Common Stock"). JGM, pursuant to a Subscription Agreement dated the date hereof, subscribed for 100 shares of Sub Common Stock. On the date hereof, JGM and Sub entered into an additional Subscription Agreement dated the date hereof, pursuant to which JGM will contribute his 8,271,200 shares of Company Common Stock to Sub in exchange for 8,271,200 shares of Sub Common Stock upon the satisfaction of the condition set forth in Section 7.01(a).

          SECTION 4.03. Authority; Execution and Delivery; Enforceability. Sub has all requisite corporate power and authority to execute and deliver each Transaction Agreement to which it is a party and to consummate the Merger and the other Transactions. The execution and delivery by Sub of each Transaction Agreement to which it is a party and the consummation by it of the Transactions to which it is a party have been duly authorized by all necessary corporate action on the part of Sub. JGM, as the sole shareholder of Sub, has approved the Plan of Merger and the Merger. Sub has duly executed and delivered each Transaction Agreement to which it is a party, and each such Transaction Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms.

          SECTION 4.04. No Conflicts; Consents. (a) The execution and delivery by Sub of each Transaction Agreement to which it is a party do not, and consummation of the Merger and the other Transactions to which it is a party and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Liens upon any of the properties or assets of Sub under, any provision of (i) its articles of incorporation or bylaws, (ii) any Contract to which Sub is a party or by which any of its properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.04(b), any Judgment or Law applicable to Sub or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and could not reasonably be expected to have (i) a material adverse effect on the business, assets, financial condition or results of operations of Sub or (ii) a material adverse effect on the ability of Sub to perform its obligations under this Agreement, including the consummation of the Merger and the other Transactions to which it is a party (a "Sub Material Adverse Effect").

          (b) No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to JGM or Sub in connection with the execution, delivery and performance of any Transaction Agreement to which it is a party or the consummation of the Transactions, other than (i) the filing with the SEC of
(A) the Schedule 13E-3 and (B) such reports under Sections 13 and 16 of the Exchange Act, as may be required in connection with this Agreement, the Merger and the other Transactions, (ii) the filing of the Articles of Merger with the office of the Secretary of State of the State of Indiana,
(iii) any filings required under the rules and regulations of the DOT,
(iv) compliance with and such filings as may be required under applicable environmental Laws, (v) such filings as may be required in connection with the taxes described in Section 6.08 and (vi) filings under any applicable state takeover Law.

          SECTION 4.05. Brokers. Other than as set forth in Section 3.06, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of Sub.

          SECTION 4.06. Financing. American Trans Air, Inc., an Indiana corporation ("ATA"), has received a commitment letter dated June 18, 2001 (the "Commitment Letter"), from Salomon Smith Barney Inc. and Citicorp USA,

Inc. (the "Lenders") relating to the commitment of the Lenders to provide the financing required to consummate the Merger and the other Transactions and to pay related fees and expenses. The financing required to consummate the Merger and the other Transactions and to pay related fees and expenses is collectively referred to in this Agreement as the "Financing". A complete and correct copy of the Commitment Letter has been provided to the Special Committee. As of the date of this Agreement, Sub has no reason to believe that (i) any of the conditions to the financing contemplated by the Commitment Letter will not be satisfied, (ii) the funds for the financing contemplated by the Commitment Letter will not be available on a timely basis for the Merger and the other Transactions or (iii) the financing contemplated by the Commitment Letter will not be sufficient to consummate the Merger and the other Transactions and to pay related fees and expenses.


                                 ARTICLE V

                 Covenants Relating to Conduct of Business

          SECTION 5.01. Conduct of Business. (a) Conduct of Business by the Company. Except for matters set forth in the Company Disclosure Letter or otherwise expressly permitted by this Agreement or the ILFC Agreement, from the date of this Agreement to the Effective Time the Company shall, and shall cause each Company Subsidiary to, conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted or proposed to be conducted and use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. In addition, and without limiting the generality of the foregoing, except for matters set forth in the Company Disclosure Letter or otherwise expressly permitted or contemplated by this Agreement or the ILFC Agreement, from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of Sub and the Special Committee:

          (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent and regular dividends on the shares of Series A1 Preferred Stock and Series B Preferred Stock, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell or grant (A) any shares of its capital stock, (B) any Voting Company Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Company Debt, voting securities or convertible or exchangeable securities or (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than (1) the issuance of Company Common Stock upon the exercise of Company Employee Stock Options outstanding on the date of this Agreement and in accordance with their present terms and (2) the issuance of up to an additional 100,000 Company Employee Stock Options pursuant to the Company Stock Plans in accordance with their present terms and the issuance of Company Common Stock upon the exercise of such Company Employee Stock Options;

          (iii) amend its articles of incorporation, bylaws or other comparable charter or organizational documents; or

          (iv) authorize any of, or commit or agree to take any of, the foregoing actions.

          (b) Other Actions. Neither the Company (without the direction of Special Committee) nor Sub shall, or shall permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that is qualified as to materiality becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect or (iii) any condition to the Merger set forth in Article VII, not being satisfied. Sub shall not take any action that could reasonably be expected to result in any condition to the financing contemplated by the Commitment Letter not being satisfied. Sub shall promptly notify the Company if at any time there is a reasonable likelihood that the financing contemplated by the Commitment Letter will not be available.


                                 ARTICLE VI

                           Additional Agreements

          SECTION 6.01. Preparation of Proxy Statement; Shareholders Meeting. (a) Each of the Company, Sub and JGM shall as soon as practicable following the date hereof prepare and file with the SEC the Schedule 13E-3 and the Company shall as soon as practicable following the date hereof prepare and file with the SEC the Proxy Statement in preliminary form, and each of the Company and Sub shall use its reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. Each of the Company, Sub and JGM shall notify the others promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Schedule 13E-3 and the Proxy Statement or for additional information and shall supply the others with copies of all correspondence between it or him, as the case may be, or any of its or his, as the case may be, representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the
Schedule 13E-3 and the Proxy Statement, as applicable. If at any time prior to receipt of the Company Shareholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its shareholders such an amendment or supplement. The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Sub reasonably objects. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after filing with the SEC.

          (b) The Company shall as soon as practicable following the date hereof, duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Shareholders Meeting") for the purpose of seeking the approval by the holders of Company Common Stock of the Plan of Merger, this Agreement, the Merger and the ILFC Amendment. For the avoidance of doubt, (i) the Company may satisfy its obligations under this
Section 6.01(b) by presenting the Plan of Merger, this Agreement, the Merger and the ILFC Amendment to the requisite holders of shares of Company Capital Stock at an annual meeting which was previously adjourned and (ii) the Company may present such matters as a single proposal or as proposals which are conditioned on each other. The Proxy Statement shall include a description of the recommendations referred to in Section 3.03(b), and neither the Company Board nor any committee thereof shall withdraw or modify, or propose to withdraw or modify such recommendations or related approval; provided, however, that the Company Board or the Special Committee may determine not to make such recommendations or to withdraw or modify such recommendations if the Special Committee determines in good faith, after consulting with and based on the advice of outside legal counsel, that such recommendations would be inconsistent with its fiduciary duties to the holders of shares of Company Common Stock (other than Sub and JGM) under applicable law. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this
Section 6.01(b) shall not be affected by the withdrawal or modification by either the Company Board or the Special Committee of its approval or recommendation of the Plan of Merger, this Agreement, the Merger or the ILFC Amendment.

          (c) Sub shall cause all shares of Company Common Stock owned by it and all of its affiliates (other than the Company, the Company
Subsidiaries and the Excluded Affiliates) to be voted in favor of the approval of the Plan of Merger, this Agreement, the Merger and the ILFC Amendment.

          SECTION 6.02. Access to Information; Confidentiality. The Company shall, and shall cause each of its subsidiaries to, afford to Sub, and to Sub's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Sub (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and
(b) all other information concerning its business, properties and personnel as Sub may reasonably request.

          SECTION 6.03. Reasonable Best Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the

Merger and the other Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement, the Merger or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of each Transaction Agreement and (v) to arrange for the financing contemplated by the Commitment Letter to be provided on substantially the terms and conditions specified in the Commitment Letter. In connection with and without limiting the foregoing, the Company and the Company Board shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger or any other Transaction or any Transaction Agreement, (ii) if any state takeover statute or similar statute or regulation becomes applicable to any Transaction Agreement, take all action necessary to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by each Transaction Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other Transactions and (iii) cooperate with the arrangements for obtaining the Financing. Nothing in this Agreement shall be deemed to require any party to waive any substantial rights or agree to any substantial limitation on its operations or to dispose of any significant asset or collection of assets.

          (b) The Company shall give prompt notice to Sub, and Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in any Transaction Agreement to which it is a party that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under any

Transaction Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under each Transaction Agreement.

          SECTION 6.04. Stock Options. (a) As soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee thereof with responsibility for the administration of the Company Stock Plans) shall adopt such resolutions or take such other actions as are required (with respect to the adjustment of the terms of all outstanding Company Employee Stock Options heretofore granted under any Company Stock Plan) to provide that each Company Employee Stock Option, other than Company Employee Stock options held by the persons listed on Schedule 6.04(a) of the Company Disclosure Letter (the "Rollover Individuals"), whether vested or unvested, outstanding at the Effective Time shall be converted into the right to receive from the Surviving Corporation an amount equal to (i) the excess, if any, of (x) the Merger Consideration over (y) the exercise price per share of Company Common Stock subject to such Company Employee Stock Option, multiplied by (ii) the number of shares of Company Common Stock for which such Company Employee Stock Option shall not theretofore have been exercised.

          (b) As soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee thereof with responsibility for the administration of the Company Stock Plans) shall adopt such resolutions or take such other actions as are required (with respect to the adjustment of the terms of all outstanding Company Restricted Shares heretofore granted under any Company Stock Plan) to provide that the Restriction Period with respect to each Company Restricted Share, whether vested or unvested, shall be deemed to expire immediately prior to the Effective Time, unless any such Restriction Period would otherwise expire sooner in accordance with the terms of the applicable Company Stock Plan, in which case, such Restriction Period shall expire in accordance with the terms of the applicable Company Stock Plan.

          (c) All amounts payable pursuant to this Section 6.04 shall be subject to any required withholding of taxes required by applicable Law and shall be paid without interest. The Company shall use its reasonable best efforts to obtain the consent of all holders of Company Employee Stock Options as shall be necessary to effectuate the foregoing. Notwithstanding anything to the contrary contained in this Agreement, payment as to a particular holder shall, at Sub's request, be withheld in respect of any Company Employee Stock Option until all necessary consents are obtained from such holder.

          (d) The Company Stock Plans shall terminate as of the Effective Time, and the provisions in any other benefit plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall ensure that following the Effective Time, except for the Rollover Individuals, no holder of a Company Employee Stock Option or any participant in any Company Stock Plan shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation.

          (e) The Company shall enter into option modification agreements as of the Effective Time with each of the Rollover Individuals in the form attached hereto as Exhibit B. As soon as practicable after the date of this Agreement, the Company Board (or, if appropriate, a committee thereof with responsibility for the administration of the Company Stock Plans) shall adopt resolutions or take such other actions as are necessary in connection with such option modification agreements.

          (f) The Company shall ensure that (i) as of the date of this Agreement, all payroll deductions under the Company's Employee Stock Purchase Plan (the "ESPP") shall cease; and (ii) all payroll deductions under the ESPP which related to any offering periods which have not terminated prior to the date of this Agreement shall be returned to the employees who made such deductions, without interest or other benefit, as soon as practicable after the date of this Agreement.

          (g) In this Agreement:

          "Company Employee Stock Option" means any option to purchase Company Common Stock granted under any Company Stock Plan.

          "Company Restricted Share" means any share of restricted Company Common Stock granted under any Company Stock Plan.

          "Company Stock Plans" means the 1993 Incentive Stock Plan for Key Employees of the Company and its Subsidiaries, the 1996 Incentive Stock Plan for Key Employees of the Company and its Subsidiaries, the 2000 Incentive Stock Plan for Key Employees of the Company and its Subsidiaries, the Stock Option Plan for Non-Employee
     Directors and the ESPP.

          "Restriction Period" means the period during which restrictions are in effect under the applicable Company Stock Plan with respect to a Company Restricted Share.

          SECTION 6.05. Indemnification. (a) The Surviving Corporation shall, to the fullest extent permitted by Law, honor all the Company's obligations to indemnify (including any obligations to advance funds for expenses) the current or former directors or officers of the Company for acts or omissions by such directors and officers occurring prior to the Effective Time to the extent that such obligations of the Company exist on the date of this Agreement, whether pursuant to the Company Charter, the Company Bylaws, individual indemnity agreements or otherwise, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Company Charter, the Company Bylaws and such individual indemnity agreements from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions.

          (b) For a period of six years after the Effective Time, the Surviving Corporation shall maintain in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time; provided, however, that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the annual premiums paid as of the date hereof by the Company for such insurance (such 150% amount, the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, the Surviving Corporation shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium.

          SECTION 6.06. Fees and Expenses. All fees and expenses incurred in connection with the Merger and the other Transactions shall be paid by the Company other than any such fees or expenses incurred as a result of a material breach of this Agreement by Sub.

          SECTION 6.07. Public Announcements. Sub and the Company shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

          SECTION 6.08. Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar taxes (including interest, penalties and additions to any such taxes) ("Transfer Taxes") incurred in connection with the Transactions shall be paid by the Surviving Corporation, and the Company shall cooperate with Sub in preparing, executing and filing any tax returns with respect to such Transfer Taxes.

          SECTION 6.09. Shareholder Litigation. The Company shall give Sub the opportunity to participate in the defense or settlement of any shareholder litigation against the Company and its directors relating to any Transaction; provided, however, that no such settlement shall be agreed to without Sub's consent, which consent shall not unreasonably be withheld.

          SECTION 6.10. Information Supplied. The Company, the Special Committee and Sub will cause each of (i) the Proxy Statement and any amendment or supplement thereto and (ii) the Schedule 13E-3 and any amendment or supplement thereto, when filed, to comply as to form in all material respects with the applicable requirements of the Exchange Act. Each of the Company, the Special Committee and Sub agrees that none of the information supplied by it for inclusion in the Proxy Statement or any amendment or supplement thereto or in the Schedule 13E-3 or any amendment or supplement thereto will, at the time the Proxy Statement or any amendment or supplement thereto is first mailed to Company's shareholders and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. If at any time prior to the date of the Company Shareholders Meeting any information relating to the Company, the Special Committee or Sub or their respective officers or directors is discovered by the Company, the Special Committee or Sub which should be set forth in an amendment or supplement to the Proxy Statement or the

Schedule 13E-3, as the case may be, so that such document would not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, the party discovering such information shall promptly notify each other party and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be filed promptly with the SEC and, to the extent required by applicable Law, disseminated to the Company's shareholders.


                                ARTICLE VII

                            Conditions Precedent

          SECTION 7.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Company Shareholder Approval. A majority of the outstanding shares of Company Common Stock shall have voted to approve the Plan of Merger, this Agreement, the Merger and the ILFC Amendment and a majority of the shares of Company Common Stock voted at the Company Shareholder Meeting (other than shares owned by JGM, Sub or any other affiliate of JGM (other than the Excluded Affiliates)) shall have been voted in favor of the approval of the Plan of Merger, this Agreement and the Merger. Holders of a majority of the outstanding shares of Series B Preferred Stock shall have voted in favor of the approval of the ILFC Amendment.

          (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that prior to asserting this condition each of the parties shall have used all reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

          (c) No Governmental Litigation. There shall not be pending any suit, action or proceeding by any Governmental Entity, in each case that has a substantial likelihood of success, (i) challenging the acquisition by Sub or JGM of any Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or any other Transaction or seeking to obtain from the Company, Sub or JGM any damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company or any Company Subsidiaries of any material portion of the business or assets of the Company or to compel the Company or any Company Subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company as a result of the Merger or any other Transaction, (iii) seeking to impose material limitations on the ability of Sub or JGM to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock purchased by it on all matters properly presented to the shareholders of the Company or (iv) seeking to prohibit JGM from effectively controlling in any material respect the business or operations of the Company and the Company Subsidiaries.

          SECTION 7.02. Conditions to Obligations of Sub. The obligations of Sub to effect the Merger are further subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company in this Agreement that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Sub shall have received a certificate signed on behalf of the Company by a duly authorized officer of the Company to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Sub shall have received a certificate signed on behalf of the Company by a duly authorized officer of the Company to such effect.

          (c) ILFC Agreement. The ILFC Agreement shall be in full force and effect and ILFC shall have performed in all material respects all obligations required to be performed by it under the ILFC Agreement prior to the Effective Time.

          (d) Material Adverse Effect. There shall have been no event since the date of this Agreement which has had a Company Material Adverse Effect; excluding, however, any such event which is the direct result of (i) any action or negligent or willful failure to take an action on the part of Sub, (ii) any action or negligent or willful failure to take an action on the part of the Company which is contrary to, or materially inconsistent with, the recommendation or direction, as case may be, of the Special Committee, (iii) any action with respect to which the recommendation or direction, as the case may be, of the Special Committee is required hereunder which is taken by the Company without such recommendation or direction, as the case may be, or (iv) any action or failure to take an action on the part of the Company taken at the direction of JGM or any of his affiliates (other than the Company Subsidiaries and the Excluded Affiliates).

          (e) Financing. The financing contemplated by the Commitment Letter shall have been provided on substantially the terms and conditions specified in the Commitment Letter or on such other terms and conditions or involving such other financing sources, as are acceptable to ATA and are not materially more onerous in the aggregate to ATA than those specified in the Commitment Letter; provided, however, that this condition shall be deemed satisfied if the failure of this condition is due to any action or failure to take an action on the part of the Company or ATA taken at the direction of JGM or any of his affiliates (other than the Company Subsidiaries (other than ATA) and the Excluded Affiliates).

          SECTION 7.03. Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of Sub in this Agreement that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). The Company shall have received a certificate signed on behalf of Sub by the President of Sub to such effect.

          (b) Performance of Obligations of Sub. Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of the Company by the President of Sub to such effect.

          (c) Solvency Letter. If ATA is required pursuant to the Financing to engage an appraiser (the "Appraiser") to deliver to the Lenders a solvency letter or certificate (the "Solvency Letter"), ATA shall have delivered or caused the Appraiser to deliver a copy of the Solvency Letter to the Company's Board of Directors.


                                ARTICLE VIII

                     Termination, Amendment and Waiver

          SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after satisfaction of the condition set forth in Section 7.01(a):

          (a) by mutual written consent of Sub and the Company Board on behalf of the Company (as agreed to by the Special Committee);

          (b) by either Sub or the Company (acting at the direction of the Special Committee):

               (i) if the Merger is not consummated on or before October 31, 2001 (the "Outside Date"), unless the failure to consummate the Merger is the result of a breach of this Agreement by the party seeking to terminate this Agreement (it being understood that any breach of this Agreement by the Company without the consent of the Special Committee shall not constitute a breach for purposes of this Section 8.01(b)(i)); provided, however, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger; or

               (ii) if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

          (c) by Sub, if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform
     (i) would give rise to the failure of a condition set forth in
     Section 7.02(a) or 7.02(b), and (ii) cannot be or has not been cured within 30 days after the giving of written notice to the Company of such breach (provided that Sub is not then in material breach of any representation, warranty or covenant contained in this Agreement); excluding, however, any such breach or failure to perform by the Company that involves a matter for which the consent or recommendation, as the case may be, of the Special Committee is required hereunder for which (i) such breach or failure to perform by the Company is contrary to, or materially inconsistent with, the recommendation or direction, as the case may be, of the Special Committee or (ii) such recommendation or direction, as the case may be, has not been obtained.

          (d) by the Company (acting at the direction of the Special Committee), if Sub breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.03(a) or 7.03(b), and (ii) cannot be or has not been cured within 30 days after the giving of written notice to Sub of such breach (provided that the Company is not then in material breach of any representation, warranty or covenant contained in this Agreement).

          (e) by Sub, if the Company Board or the Special Committee withdraws or modifies, or publicly proposes to withdraw or modify, in a manner adverse to Sub its approval or recommendation of the Plan of Merger, this Agreement, the Merger or the ILFC Amendment or fails to recommend to the Company's shareholders that they vote to approve the Plan of Merger, this Agreement, the Merger and the ILFC Amendment.

          (f) by either Sub or the Company (acting at the direction of the Special Committee), if at the Company Shareholders Meeting a majority of the outstanding shares of Company Common Stock shall not have voted in favor of the Plan of Merger, this Agreement, the Merger and the ILFC Amendment and a majority of the shares of Company Common Stock voted at the Company Shareholder Meeting (other than shares owned by JGM, Sub or any other affiliate of JGM (other than the Excluded Affiliates)) shall not have voted in favor of approval of the Plan of Merger, this Agreement and the Merger.

          SECTION 8.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Sub as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Sub or the Company, other than
Section 3.06, Section 4.05, Section 6.07, this Section 8.02 and Article IX, which provisions shall survive such termination, and except to the extent that such termination results from the material breach by a party of any representation, warranty or covenant set forth in this Agreement.

          SECTION 8.03. Amendment. This Agreement may be amended by the parties at any time before or after receipt of the approval of the Company's shareholders at the Company Shareholder Meeting; provided, however, that any amendment pursuant to this Section 8.03 shall require the approval of the Special Committee; provided further, however, that after receipt of such approval, there shall be made no amendment that by Law requires further approval by the shareholders of the Company without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          SECTION 8.04. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or
(c) subject to the proviso of Section 8.03, waive compliance with any of the agreements or conditions contained in this Agreement; provided, however, that any extension or waiver by the Company pursuant to this
Section 8.04 shall require the approval of the Special Committee. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this

Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          SECTION 8.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require
(i) in the case of Sub, action by its Board of Directors, and (ii) in the case of the Company, the direction or approval of the Special Committee, as applicable, or, in either case, to the extent permitted by law, its duly authorized designee.


                                 ARTICLE IX

                             General Provisions

          SECTION 9.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          SECTION 9.02. Notices. All notices, requests, claims, demands and other communications under this Agree ment shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Sub, to

               INDUS Acquisition Company
               7337 West Washington Street
               Indianapolis, IN 46251
               Facsimile: (317) 240-7091

               Attention: J. George Mikelsons

               with a copy to:

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, NY 10019
               Facsimile: (212) 474-3700

               Attention: William P. Rogers, Jr., Esq.

          (b) if to the Company, to

               Amtran, Inc.
               7337 West Washington Street
               Indianapolis, Indiana 46231
               Facsimile: (317) 240-7211

               Attention: John P. Tague

               and

               Blue and Co. LLC
               11460 N. Meridian Street
               Carmel, IN 46032
               Facsimile: (317) 573-2458

               Attention: Robert A. Abel

               with a copy to:

               Sullivan & Cromwell
               125 Broad Street
               New York, NY 10004
               Facsimile: (212) 558-3588

               Attention: Benjamin F. Stapleton, Esq.
                          John Evangelakos, Esq.

          SECTION 9.03. Definitions. For purposes of this Agreement:

          An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

          A "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

          A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

          SECTION 9.04. Interpretation. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

          SECTION 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 9.06. Counterparts. This Agreement may be executed in one or more separate counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 9.07. Entire Agreement; No Third-Party Beneficiaries. This Agreement, taken together with the Company Disclosure Letter,
(a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions and (b) except for the provisions of Article II and
Section 6.05, are not intended to confer upon any person other than the parties any rights or remedies.

          SECTION 9.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the IBCL is mandatorily applicable to the Merger.

          SECTION 9.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any company directly or indirectly wholly owned by JGM, but no such assignment shall relieve the assigning party of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 9.10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

          SECTION 9.11. Obligations of JGM. Sub agrees to cause JGM and any of his affiliates (other than the Company, the Company Subsidiaries and the Excluded Affiliates) to comply with their respective obligations under this Agreement, including their respective obligations under Section 6.01.

          IN WITNESS WHEREOF, Sub and the Company have duly executed this Agreement, all as of the date first written above.


                                            INDUS ACQUISITION COMPANY,

                                              by /s/ J. George Mikelsons
                                                ______________________________
                                                Name: J. George Mikelsons
                                                Title: Chairman and President


                                            AMTRAN, INC.,

                                              by /s/ John P. Tague
                                                ______________________________
                                                Name: John P. Tague
                                                Title: Chief Executive Officer

                                                                  EXHIBIT A



                               Plan of Merger


          Amtran, Inc., an Indiana corporation (the "Company") or, as of the Effective Time (as defined in Section 1 below), the "Surviving Corporation"), and INDUS Acquisition Company, an Indiana corporation ("Sub"), hereby adopt the following Plan of Merger for purposes of Section 40-1 of the Indiana Business Corporation Law (the "IBCL"):

          1. Articles of Merger. In accordance with the requirements of the IBCL, Articles of Merger shall be prepared, executed and submitted for filing with the office of the Secretary of State of the State of Indiana as soon as practicable following the closing of the Merger (as defined in Section 2 below). The date of such filing is referred to as the "Effective Time".

          2. Merger; Articles; Bylaws. At the Effective Time, (i) Sub shall merge with and into the Company (the "Merger") and as a result thereof, the separate existence of Sub shall cease, (ii) the Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall constitute the Articles of Incorporation of the Surviving Corporation (the "Articles") and (iii) the Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation (the "Bylaws").

          3. Effects of the Merger. At the Effective Time: (a) title to all real estate and other property owned by Sub and the Company shall be vested in the Surviving Corporation without reversion or impairment; (b) the Surviving Corporation shall have all liabilities of Sub and the Company;
(c) a proceeding pending against Sub or the Company may be continued as if the Merger did not occur or the Surviving Corporation may be substituted in the proceeding for Sub; and (d) the shares of capital stock of Sub and shares of common stock, without par value, of the Company ("Company Common Stock") shall be converted as provided in Section 6 hereof.

          4. Directors. The directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          5. Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

          6. Effect on the Capital Stock of the Constituent Corporations; Exchange of Certificates. The following provisions of this Plan of Merger shall govern the manner and basis of converting the shares of Company Common Stock and shares of capital stock of Sub into shares, obligations, or other securities of the Surviving Corporation.

          6.1. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company or any shares of capital stock of Sub:

          (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, without par value, of the Surviving Corporation.

          (b) Cancelation of Treasury, JGM-Owned and Sub-Owned Stock. Each share of Company Common Stock that is owned by the Company, J. George Mikelsons ("JGM"), Sub or any other affiliate of JGM (other than any person who is deemed to be an affiliate of JGM by reason of such person's position as an officer or director of the Company) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor. Each share of Company Common Stock that is owned by any subsidiary of the Company shall automatically be converted into one fully paid and nonassessable share of common stock, without par value, of the Surviving Corporation.

          (c) Conversion of Company Capital Stock. (1)  Subject to
Section 6.1(b), each issued share of Company Common Stock shall be converted into the right to receive from the Surviving Corporation $23.00 in cash, without interest.

          (2) Each issued share of Preferred Stock of the Company shall remain outstanding.

          (3) The cash payable upon the conversion of shares of Company Common Stock pursuant to this Section 6.1(c) is referred to collectively as the "Merger Consideration". At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive Merger Consideration upon surrender of a Certificate in accordance with Section 6.2, without interest.

          SECTION 6.2. Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time, Sub shall designate a bank or trust company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration upon surrender of Certificates. Promptly following the Effective Time, the Surviving Corporation shall provide to the Paying Agent cash in an amount sufficient to pay for the shares of Company Common Stock converted into the right to receive cash pursuant to Section 6.1(c) (such cash being hereinafter referred to as the "Exchange Fund"). All of the fees and expenses of the Paying Agent shall be borne by the Surviving Corporation.

          (b) Exchange Procedure. The Surviving Corporation shall cause the Paying Agent to mail promptly after the Effective Time (but, in any event, within five days after the Effective Time) to each holder of record of Certificates, (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of Certificates to the Paying Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancelation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 6.1(c) and the Certificate so surrendered shall forthwith be canceled; the Surviving Corporation shall enter into a paying agency agreement with the Paying Agent which provides that the Paying Agent shall promptly following any such surrender of Certificates (but, in any event, within three business days after the Paying Agent receives such Certificates) dispatch by mail payment of such amount to such holder. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 6.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate have been converted pursuant to Section 6.1(c). No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

          (c) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid upon surrender of a Certificate in accordance with the terms of this Plan of Merger shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged for the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificates shall have been converted as provided in this Plan of Merger.

          (d) No Liability. None of Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund that is required under applicable Law to be delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (e) Investment of Exchange Fund. The Surviving Corporation shall direct the Paying Agent to invest any cash included in the Exchange Fund, as directed by the Surviving Corporation, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation.

          (f) Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold, as required by applicable Law, any applicable taxes from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement.

          (g) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, the holder of such lost, stolen or destroyed Certificate shall execute an affidavit of that fact upon request. The holder of any such lost, stolen or destroyed Certificate shall also deliver a reasonable indemnity against any claim that may be made against the Surviving Corporation or the Paying Agent with respect to the Certificate alleged to have been lost, stolen or destroyed. The affidavit and any indemnity which may be required hereunder shall be delivered to the Paying Agent, who shall be responsible for making payment for such lost, stolen or destroyed Certificate pursuant to the terms hereof.

          (h) Adjustment to Prevent Dilution. In the event that following the date hereof and prior to the Effective Time the Company changes the number of shares of Company Common Stock or securities convertible or exchangeable into or exercisable for shares of Company Common Stock, as the case may be, issued and outstanding by way of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, subdivision, or other similar transaction, the amount of Merger Consideration payable with respect to a share of Company Common Stock shall be adjusted appropriately to provide holders of shares of Company Common Stock the same economic effect contemplated by this Plan of Merger prior to such change.